UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 2, 2016

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Paycom Software, Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 5, 2016 (the “Original Filing”). The Original Filing reported the voting results from the Company’s 2016 Annual Meeting of Stockholders held on May 2, 2016 (the “Annual Meeting”). The sole purpose of this Form 8-K/A is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted, on a non-binding advisory basis, to hold annual stockholder advisory votes on the compensation to be paid by the Company to its named executive officers. Based on these results and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on executive compensation, which is expected to occur at the Company’s 2022 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: August 30, 2016	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer